SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549






                                 FORM 8-K
                              CURRENT REPORT
                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934




Date of Report (Date of earliest event reported):August 13, 1997 (July 25, 1997)





                            MICREL, INCORPORATED
           (Exact Name of Registrant as Specified in Its Charter)


                                CALIFORNIA
               (State or other Jurisdiction of Incorporation)


              0-25236                              94-2526744
      (Commission File Number)       (I.R.S. Employer Identification No.)




              1849 Fortune Drive, San Jose, California  95131
        (Address, Including Zip Code, of Principal Executive Offices)


                              (408) 944-0800
            (Registrant's Telephone Number, Including Area Code)




















Item 5.     OTHER EVENTS

            On July 25, 1997, the registrant declared a two-for-one stock split of the registrant's common stock ("Common Stock") to be effected in the form of a 100% stock dividend payable August 19, 1997 on all shares of the Common Stock outstanding as of the close of business on August 4, 1997.


Item 7.     FINANCIAL STATEMENTS AND EXHIBITS


( c )       Exhibits


99.1         Form of press release of the registrant issued on
            July 25, 1997.





SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                    MICREL, INCORPORATED




Date:  August 13, 1997              By:  /s/Raymond D. Zinn
                                    President, Chief Executive Officer
                                    and Chairman of the Board













                                   2



                                             COMPANY CONTACT:
                                             Robert J. Barker
                                             Vice President of Finance
                                             408-944-0800

FOR IMMEDIATE RELEASE


MICREL ANNOUNCES TWO FOR ONE STOCK SPLIT


     SAN JOSE, CALIFORNIA, July 25, 1997 - Micrel, Incorporated (Nasdaq:
MCRL) today announced that it has declared a two for one stock split effected in the form of a 100 percent stock dividend to shareholders of record as of August 4, 1997. The stock split will increase the number of outstanding shares of the Company from approximately 9.5 million to
approximately 19 million.   Certificates reflecting the stock split will be
issued on or about August 19, 1997.

     Micrel Semiconductor designs, manufacturers and markets high performance analog power ICs. It is a major supplier of linear devices in IttyBittyTM subminiature packages. Micrel's products include low-dropout regulators (LDOs), PCMCIA power controllers, switch mode power supply controllers (SMPS), FET switches, charge pumps, voltage references, oscillators, miniature MOSFETs, and latch drivers. Applications for Micrel products include notebook, desktop and palmtop computers, computer peripherals, cellular phones, process controls, telecommunications equipment, electronic testers, industrial and medical instruments, factory automation and avionics.

     For further information, contact Robert J. Barker at Micrel,
Incorporated, 1849 Fortune Drive, San Jose, California 95131, (408) 944-0800 or visit us at http://www.micrel.com.